OMB APPROVAL
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number: 3235-0060 Expires: February 28, 2013 Estimated average burden hours per response........5.68

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2012
Presidential Life Corporation (Exact name of registrant as specified in its charter)
Delaware 000-05486 13-2652144 (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)
69 Lydecker Street Nyack, New York 10960 (Address of principal executive offices) (Zip Code)
(845) 358-2300
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition

On August 8, 2012, Presidential Life Corporation (the “Company”) issued a press release announcing the Company’s financial results for its second quarter ended June 30, 2012.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2)  of the Securities Act of 1933, as amended.  In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01  Financial Statements and Exhibits

         (d)      Exhibits:

       99.1   Press Release entitled “Presidential Life Corporation Announces Second Quarter 2012 Results” issued by Presidential Life Corporation on August 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: August 8, 2012	By:	/s/ Donald L. Barnes
		Name:	Donald L. Barnes
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.1

Press Release entitled “Presidential Life Corporation Announces Second Quarter 2012 Results” issued by Presidential Life Corporation on August 8, 2012.

99.1

Presidential Life Corporation Announces Second Quarter 2012 Results

- Reports second quarter 2012 EPS of $0.11 compared to $0.47 for the second quarter of 2011 –

Nyack, N.Y. (August 8, 2012) — Presidential Life Corporation (“Presidential Life” or the “Company”) (NASDAQ: PLFE) today announced results for the second quarter and six months ended June 30, 2012.  Presidential Life, through its wholly owned subsidiary, Presidential Life Insurance Company, is engaged in the sale of individual fixed deferred and immediate annuities, life insurance and accident and health insurance products.

Net income for the six months ended June 30, 2012 was $6.9 million or $0.23 per share, compared with net income of $21.3 million or $0.72 per share for the six months ended June 30, 2011.  Second quarter 2012 net income was $3.1 million or $0.11 per share, compared with net income of $13.8 million or $0.47 per share for the comparable quarter in 2011.  Income before income taxes was $4.7 million and $21.1 million for the second quarters of 2012 and 2011, respectively, a period-over-period decrease of $16.4 million.  The decline in income before income taxes of $16.4 million is principally due to a decrease in net realized investment gains of $15.1 million, a decrease in net investment income of $2.2 million, and an increase in general expenses of $1.3 million partially offset by decreases in other-than-temporary impairment (“OTTI”) losses of $1.7 million and the change in policy acquisition costs of $1.1 million.  Income taxes were $1.6 million and $7.3 million for the second quarter of 2012 and 2011, respectively, a decline of $5.7 million.

Total revenues in the second quarter of 2012 were $60.4 million, a decrease of 18.7% or $13.9 million from $74.3 million in the second quarter 2011.  Total revenues for the six months ended June 30, 2012 were $117.1 million, a decrease of 15.9% or $22.1 million from $139.2 million for the six months ended June 30, 2011.  The decrease in revenues of $13.9 million for the second quarter was principally attributable to the aforementioned decline in net realized investment gains of $15.1 million.

“As we announced on July 13, 2012, Presidential Life entered into an agreement with Athene Holding Ltd. to be acquired at $14 per common share.  In the intervening months leading to the closing of this transaction, management will be focusing its efforts on a smooth transition so that Presidential Life continues to deliver the high quality of service to its customers that our employees have taken pride in providing for over 40 years,” said Donald Barnes, Vice Chairman of the Board, CEO and President.

Key Items for the Second Quarter Results

•

Our investment spread margin1 totaled 0.70% for the six months ended June 30, 2012 compared to 2.06% for the six months ended June 30, 2011.  The decline primarily relates to the effect of lower net realized investment gains and higher OTTI losses in the first six months of 2012 relative to 2011.  Net realized investment gains and OTTI losses tend to fluctuate from period-to-period as a result of changing economic conditions.

•

Total annuity sales2 were $19.0 million and $20.1 million in the second quarters 2012 of 2011, respectively, a decrease of $1.1 million or 5.7% compared to 2011 levels as the low interest rate environment continues to challenge sales of fixed annuity products.

•

Deferred annuity surrenders were $20.6 million in the second quarter of 2012 compared to $27.2 million for the same period in 2011, a 24.3% decrease, representing average surrender rates of 1.03% and 1.33% for the second quarters of 2012 and 2011, respectively.

•

Our capital base remains strong at June 30, 2012 with our estimated Risk-Based Capital ratio3 at 527% compared with 556% at December 31, 2011.

Discussion of Second Quarter 2012 and Year-to-Date Financial and Operating Results

As previously discussed, total revenues were $60.4 million and $74.3 million in the second quarters of 2012 and 2011, respectively, a period-over-period decrease of $13.9 million or 18.7%, and were $117.1 million and $139.2 million for the six months ended June 30, 2012 and 2011, respectively, a decrease of $22.1 million or 15.9%.  The decreases from the prior periods were largely attributable to a decline in net realized investment gains of $15.1 million for the quarter and $17.5 million year-to-date as there was a gain from one hedge fund redemption of $10.6 million in the second quarter of 2011.

Total insurance revenues were $7.9 million and $7.5 million in the second quarters of 2012 and 2011, respectively, a period-over-period increase of $0.4 million or 6.1%, and were $16.8 million and $13.4 million for the six months ended  June 30, 2012 and 2011, respectively, a period-over-period increase of $3.4 million or 25.9%.  Immediate annuity considerations with life contingencies were $3.8 million and $3.0 million in the second quarters of 2012 and 2011, respectively, a period-over-period increase of $0.8 million or 26.0%, and were $8.5 million and $4.4 million for the six months ended June 30, 2012 and 2011, respectively, a period-over-period increase of $4.1 million or 94.3%.   Life insurance and accident and health premiums were $4.1 million and $4.4 million in the second quarters of 2012 and 2011, respectively, a period-over-period decrease of $0.3 million or 7.5%, and were $8.3 million and $9.0 million for the six ended June 30, 2012 and 2011, respectively, a period-over-period decrease of $0.7 million or 7.6%.

Sales of deferred annuities and immediate annuities without life contingencies were $15.2 million and $17.1 million in the second quarters of 2012 and 2011, respectively, a period-over-period decrease of $1.9 million or 11.3%, and were $32.2 million and $29.5 million for the six months ended June 30, 2012 and 2011, respectively, a period-over-period increase of $2.7 million or 9.4%. The year-to-date increase was primarily due to a successful sales effort with recent retirees of a targeted company during 2012.

Net investment income was $46.7 million and $48.9 in the second quarters of 2012 and 2011, respectively, a period-over-period decrease of $2.2 million or 4.4%, and was $93.2 million and $98.3 million for the six months ended June 30, 2012 and 2011, respectively, a period-over-period decrease of $5.1 million or 5.2%.   Excluding the return on the Company’s limited partnership investments and other realized gains, the investment yields for the six months ended June 30, 2012 and 2011 were 5.66% and 5.96%, respectively.

Net realized investment gains, including OTTI, were $3.6 million and $16.9 million in the second quarters of 2012 and 2011, respectively, a period-over-period reduction of $13.3 million, and were $2.8 million and $21.8 million for the six months ended June 30, 2012 and 2011, respectively, a period-over-period decrease of $19.0 million.  The year-to-date decrease in net realized gains was due to $12.4 million of decreases in net realized investment gains within our limited partnership portfolio, primarily due to a gain from one hedge fund redemption of $10.6 million in the second quarter 2011, a decrease in net realized investment gains within our bond and stock portfolios of $4.6 million, $1.5 million increase in realized losses related to other-than-temporary impairments and a greater decrease in the fair value of payor swaptions of $0.5 million.

Interest credited and benefits paid and accrued to policyholders were $45.6 million and $43.1 million in the second quarters of 2012 and 2011, respectively, a period-over-period increase of $2.5 million or 5.9%, and were $89.5 million and $88.0 million for the six months ended June 30, 2012 and 2011, respectively, a period-over-period increase of $1.5 million or 1.7%.  The increases are principally due to the increase in liabilities for immediate annuities with life contingencies in 2012 compared to 2011 related to the increase in sales of this product in 2012.

Commissions to agents, net were $1.0 million and $1.2 in the second quarters of 2012 and 2011, respectively, a period-over-period decrease of $0.2 million or 17.1%, and were $2.4 million and $2.4 million for the six months ended June 30, 2012 and 2011, respectively.   Commission expense declined slightly in the second quarter 2012 relative to 2011 due to lower annuity sales compared to the previous year.  The net expense from changes in the deferred policy acquisition costs was $0.9 million and $2.0 in the second quarters of 2012 and 2011, respectively, a period-over-period decrease of $1.1 million or 54.9%, and was $1.2 million and $3.2 million for the six months ended June 30, 2012 and 2011, respectively, a period-over-period decrease of $2.0 million or 61.1%, principally related to lower amortization of DAC on annuity sales due to lower realized gains.  Deferred costs were reduced by $0.4 million for the first six months of 2012 relative to 2011 primarily due to a reduction in deferred costs resulting from the prospective adoption of a new accounting principle in 2012 that reduced the scope of deferrable costs to those directly linked to successful sales efforts.

General expenses and taxes were $8.2 million and $6.9 million in the second quarters of 2012 and 2011, respectively, a period-over-period increase of $1.3 million or 19.3%, and were $13.5 million and $13.1 million for the six months ended June 30, 2012 and 2011, respectively, a period-over-period increase of $0.4 million or 3.0%.   The second quarter increase was primarily due to higher non-recurring charges in 2012 relative to 2011.  With respect to second quarter 2012, transaction costs incurred in connection with the sale of the Company were approximately $2.7 million.  With respect to the second quarter 2011, non-recurring charges included severance costs and legal and accounting expenses associated with Company’s financial restatements.

The Company recorded income tax expenses of $1.6 million and $7.3 million in the second quarters of 2012 and 2011, respectively, a period-over-period decrease of $5.7 million.  Income tax expense was $3.5 million and $11.2 million for the six months ended June 30, 2012 and 2011, respectively, a period-over-period decrease of $7.7 million.  The decrease in income tax expense for 2012 relative to 2011 was primarily due to lower pre-tax income.  In addition, the effective tax rate was 33.6% and 34.5% for the six months ended June 30, 2012 and 2011, respectively, a decline of 0.9%.

Cautionary statement regarding forward-looking statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, quotations from management, statements about our future plans and business strategy, and expected or anticipated future events or performance.

These forward-looking statements involve risks and uncertainties that are discussed in our filings with the Securities and Exchange Commission, including economic, competitive, legal and other factors.  Accordingly, there is no assurance that our plans, strategy and expectations will be realized.  Actual future events and results may differ materially from those expressed or implied in forward-looking statements.

About Presidential Life

 Presidential Life Corporation, through its wholly owned subsidiary Presidential Life Insurance Company, is a provider of fixed deferred and immediate annuities, life insurance and accident & health insurance products to financial service professionals and their clients.  Headquartered in Nyack, New York, the Company was founded in 1969 and markets its products in 50 states and the District of Columbia.  For more information, visit our website www.presidentiallife.com.

Contacts

Presidential Life Corporation Donald Barnes President and Chief Executive Officer (845) 358-2300 ext. 250	Presidential Life Corporation P.B. (Pete) Pheffer Senior Vice President and Chief Financial Officer (845) 358-2300 ext. 205

PRESIDENTIAL LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 30,	December 31,
	2012	2011
ASSETS:	(Unaudited)
Investments:
Fixed maturities:
Available for sale at market (Amortized cost
of $3,202,170 and $3,206,884 respectively)	$3,572,710	$3,520,755
Common stocks (Cost of $748 and
$748, respectively)	1,382	1,302
Derivative instruments, at fair value	2,210	3,358
Real estate	415	415
Policy loans	19,225	18,442
Short-term investments	115,312	61,233
Limited Partnerships	176,890	166,923
Total Investments	$3,888,144	$3,772,428

Cash and cash equivalents	5,276	47,110
Accrued investment income	46,944	47,289
Deferred policy acquisition costs	39,128	41,746
Furniture and equipment, net	1,578	1,065
Amounts due from reinsurers	19,575	19,116
Amounts due from investment transactions	475	23,880
Federal income taxes recoverable	2,208	-
Other assets	1,417	1,649
TOTAL ASSETS	$4,004,745	$3,954,283

LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
Policy Liabilities:
Policyholders' account balances	$2,305,505	$2,323,364
Annuity	624,771	634,397
Life and accident and health	85,698	83,855
Other policy liabilities	19,448	20,633
Total Policy Liabilities	$3,035,422	$3,062,249
Deposits on policies to be issued	520	490
General expenses and taxes accrued	5,654	2,521
Federal income taxes payable	-	1,411
Deferred federal income taxes, net	104,397	82,355
Amounts due for investment transactions	5,114	268
Other liabilities	17,546	17,045
Total Liabilities	$3,168,653	$3,166,339

Commitments and Contingencies

Shareholders’ Equity:
Capital stock ($.01 par value; authorized
100,000,000 shares outstanding,
29,591,739 and 29,574,697 shares, respectively)	$296	$296
Additional paid in capital	7,493	7,408
Accumulated other comprehensive income	237,642	192,815
Retained earnings	590,661	587,425
Total Shareholders’ Equity	836,092	787,944
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,004,745	$3,954,283

PRESIDENTIAL LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	(Unaudited)		(Unaudited)
REVENUES:	2012	2011	2012	2011
Insurance Revenues:
Premiums	$4,110	$4,443	$8,281	$8,961
Annuity considerations	3,820	3,033	8,542	4,397
Universal life and investment type policy fee income	815	867	1,649	1,798
Equity in earnings (losses) on limited partnerships	546	(176)	1,130	1,964
Net investment income	46,722	48,885	93,227	98,343
Net realized investment gains (losses):
Total Other-than-temporary impairment ("OTTI") losses	$(1,000)	$(5,776)	$(5,073)	$(6,716)
OTTI losses recognized in other comprehensive income	-	3,088	-	3,088
Net OTTI losses recognized in earnings	$(1,000)	$(2,688)	$(5,073)	$(3,628)
Net realized capital gains, excluding OTTI losses	4,566	19,630	7,916	25,411
Other income	862	305	1,433	1,944
TOTAL REVENUES	$60,441	$74,299	$117,105	$139,190

BENEFITS AND EXPENSES:
Death and other life insurance benefits	$4,398	$4,432	$8,697	$8,916
Annuity benefits	19,821	20,430	39,841	41,858
Interest credited to policyholders' account balances	24,618	25,550	49,166	51,026
Other interest and other charges	284	448	678	707
Decrease in liability for future policy benefits	(3,522)	(7,807)	(8,858)	(14,457)
Commissions to agents, net	1,004	1,211	2,384	2,364
General expenses and taxes	8,241	6,905	13,521	13,123
Change in deferred policy acquisition costs	917	2,031	1,231	3,162
TOTAL BENEFITS AND EXPENSES	$55,761	$53,200	$106,660	$106,699

Income before income taxes	$4,680	$21,099	$10,445	$32,491

Provision (benefit) for income taxes:
Current	$2,947	$3,240	$5,606	$2,290
Deferred	(1,380)	4,038	(2,096)	8,919
	$1,567	$7,278	$3,510	$11,209

NET INCOME	$3,113	$13,821	$6,935	$21,282

OTHER COMPREHENSIVE INCOME (after tax)
Net unrealized investment gains from available for sale securities, net of income tax expense of $24,138 and $18,581, respectively.	$37,301	$20,846	$44,827	$34,508
TOTAL OTHER COMPREHENSIVE INCOME	$37,301	$20,846	$44,827	$34,508
TOTAL COMPREHENSIVE INCOME	$40,414	$34,667	$51,762	$55,790

Earnings per common share, basic	$0.11	$0.47	$0.23	$0.72
Earnings per common share, diluted	$0.11	$0.47	$0.23	$0.72

Weighted average number of shares outstanding during the period, basic	29,591,739	29,574,697	29,586,121	29,574,697
Weighted average number of shares outstanding during the period, diluted	29,593,383	29,576,541	29,590,464	29,574,697

Footnotes

1 Defined as the yield on invested assets over the cost of money on annuity liabilities.  Yield is inclusive of realized capital gains/ (losses), other-than-temporary-impairments and equity in earnings/(losses) on limited partnerships.

2 In accordance with Generally Accepted Accounting Principles (“GAAP”), sales of deferred annuities and immediate annuities without life contingencies ($15.2 million) are not reported as insurance revenues, but rather as additions to policyholder account balances.  In addition, sales of immediate annuities with life contingencies, which are reported as insurance revenues under GAAP, totaled $3.8 million.

3 Risk-Based Capital (“RBC”) refers to the ratio of adjusted statutory surplus divided by Company Action Level capital that triggers regulatory involvement, as those terms are defined by the National Association of Insurance Commissioners (“NAIC”).